Exhibit 99.1

Dentsply Sirona Announces Leadership Changes
•	Mark A. Thierer Appointed Interim Chief Executive Officer
•	Bob Size Appointed Interim President and Chief Operating Officer
•	Company reiterates EPS Guidance for 2017
York, Pennsylvania, October 2, 2017– DENTSPLY SIRONA Inc. (“Dentsply Sirona”)  (NASDAQ: XRAY), The Dental Solutions Company™, today announced that its Board of Directors has implemented leadership changes intended to position the Company to achieve its potential as the world’s largest manufacturer of professional dental products and technologies. The leadership changes include the appointment of Mark Thierer as Interim Chief Executive Officer and Bob Size as Interim President and Chief Operating Officer.  Additionally, Eric K. Brandt was elected as Non-Executive Chairman of the Board.  The Company also announced that as part of its leadership changes, the Board has accepted resignations from Bret W. Wise, Executive Chairman; Jeffrey T. Slovin, Chief Executive Officer and Director; and Christopher T. Clark, President and Chief Operating Officer.  The Company noted that its leadership changes and resignations of Mssrs. Wise, Slovin and Clark were not related to any issues or disagreements regarding the Company's financial disclosures, accounting policies and practices.
Dentsply Sirona is well-positioned to benefit from the attractive demographics in the growing global dental market. Dentsply Sirona is the largest global manufacturer of professional dental products and technologies with:
•          Leading platforms in consumables, equipment and technology with comprehensive end-to-end solutions;
•          A strong R&D pipeline and track record of delivering innovations to the industry that advance patient care;
•          A world class sales and service infrastructure well positioned to capitalize on key industry trends and drive growth.
“Dentsply Sirona’s Board of Directors strongly believes that the Company is well-positioned to achieve its business objectives and deliver value for its shareholders, and that new leadership is critical to achieving success,” said Mr. Brandt, Non-Executive Chairman of the Board.
Mr. Brandt continued: “We are pleased to have someone of Mark Thierer’s caliber to lead Dentsply Sirona.  He is a proven healthcare executive with a successful track record both in driving organic growth and transaction execution on a comparable scale to our Company.  In addition, as interim President and COO, Bob returns to our Company with direct operational experience, having served as part of the senior leadership of Dentsply Sirona for fourteen years.”
Mr. Brandt concluded, “On behalf of the Board, I want to thank Bret, Jeff and Chris for their years of service to Dentsply Sirona. We wish each of them the best in their future endeavors.”

“I am excited about the opportunity to lead Dentsply Sirona, the recognized market leader in the dental industry.” said Mark Thierer, Interim Chief Executive Officer.
Mr. Thierer continued: “We have a significant opportunity to create value for our shareholders, distribution partners and the dental professionals and patients that use our products every day.  Our dedicated employees have an unwavering commitment to high quality products, innovation, and best in class customer support helping us empower dental professionals to provide better, safer, faster dental care.”
The Company is also reiterating its adjusted earnings per share guidance for 2017 announced on August 9, 2017 of $2.65 to $2.75 per diluted share.
Dentsply Sirona’s Board of Directors also approved an amendment and restatement of Dentsply  Sirona’s by-laws that, among other things, eliminated certain of the governance provisions adopted in connection with the merger that created Dentsply Sirona, including the supermajority voting requirements related to adopting certain amendments to the by-laws and corporate governance guidelines/policies and taking specified actions with respect to executive officers, and removed the position of lead independent director.  In addition, the Board of Directors approved the reduction in the size of the Board of Directors from eleven to nine directors.
The Dentsply Sirona Board of Directors has initiated a search process to identify a permanent CEO and COO.
About Mark A. Thierer:
Mark A. Thierer has more than 30 years of experience in the healthcare industry. Mr. Thierer most recently served as CEO of OptumRx and oversaw all Optum pharmacy care services, including the management of pharmacy benefits, pharmacy network, home delivery pharmacy and specialty pharmacy programs. Prior to this role, Mr. Thierer served as chairman of the board and CEO of Catamaran, which was one of the nation’s largest pharmacy benefit management companies and merged with OptumRx in 2015. Earlier in his career, Mr. Thierer served as president, CEO and Chairman of SXC Health Solutions, which merged with Catalyst Health Solutions to create Catamaran. During his time as CEO of SXC Health Solutions, the Company posted a compound annual growth rate of 50 percent and had a 50-fold increase in shareholder value. Mr. Thierer earned a Bachelor of Science degree in finance from the University of Minnesota and a Master’s in Business Administration from Nova Southeastern University.

About Bob Size
Bob Size served as Senior Vice President of DENTSPLY SIRONA Inc. from January 2007 through June 2017, with operating responsibilities over both manufacturing operations and selling organizations located in the United States and Europe, as well as the DENTSPLY North America (DNA) sales organization. Prior to that, Mr. Size served as a Vice President (2006) and as Vice President and General Manager of DENTSPLY’s Caulk division beginning June 2003 through December 2005. Prior to joining DENTSPLY, Mr. Size served as Chief Executive Officer and President of Superior MicroPowders following a 16-year career with the Cookson Group PLC, where he held various cross-functional and international leadership positions. Mr. Size has B.S. in Marketing from the University of Buffalo and an MBA in Finance from the Canisius College, Buffalo.

About Eric K. Brandt
Eric K. Brandt has served as a Director on the Company’s Board of Directors since 2004.  Mr. Brandt served as Executive Vice President and Chief Financial Officer of Broadcom Corporation,

a Fortune 500 high-tech company from 2007-2016.  From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. Mr. Brandt served as a director of Vertex Pharmaceuticals, Inc. from 2002 to 2009 and as a director of Avanir Pharmaceuticals from 2005 to 2007. He serves on the Board of Directors for LAM Research Corporation as the Chair, Audit Committee. He also serves on the Board of Directors for Altaba Inc. (formerly Yahoo! Inc.) as Chair, Audit and Governance Committees and Board Chairman. Further, he serves on the Board of Directors for MC10, Inc., a private medical device manufacturer.

About Dentsply Sirona:
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide.  Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands.  As The Dental Solutions Company™, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry.  Dentsply Sirona’s global headquarters is located in York, Pennsylvania, and the international headquarters is based in Salzburg, Austria. The company’s shares are listed in the United States on NASDAQ under the symbol XRAY.  Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "project," "forecast," or other similar words. Statements contained in this press release are based on information presently available to the Company and assumptions that the Company believe to be reasonable. The Company is not assuming any duty to update this information if those facts change or if the assumptions are no longer believed to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. These risk factors include, without limitation; risks that the new businesses will not be integrated successfully; risks that the combined companies will not realize the estimated cost savings, synergies and growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; unanticipated changes relating to competitive factors in the industries in which the Company operates; the ability to hire and retain key personnel; reliance on and integration of information technology systems; international, national or local economic, social or political conditions that could adversely affect the Company or its customers; risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; the ability to attract new customers and retain existing customers in the manner anticipated; the continued strength of dental and medical device markets; the timing, success and market reception for our new and existing products; uncertainty regarding governmental actions with respect to dental and medical products; outcome of litigation and/or governmental enforcement actions; volatility in the capital markets or changes in our credit ratings; continued support of our products by influential dental and medical professionals; our ability to successfully integrate acquisitions; risks associated with foreign currency exchange rates; risks associated with our competitors' introduction of generic or private label products; our ability to accurately predict dealer and customer inventory levels; our ability to successfully realize the benefits of any cost reduction or restructuring efforts; our ability to obtain a supply of certain finished goods and raw materials from third parties; changes in the general economic environment that could affect the business; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive.

Contact Information:

Joshua Zable, IRC
VP, Corporate Communications and Investor Relations
+1-718-482-2184
joshua.zable@dentsplysirona.com